Exhibit 10.5

Ron Kaufman
Consulting Agreement

This Consulting Agreement (the “Agreement”) is made as of November 28, 2010 (“the Effective Date”), by and between Wikiloan Inc. (“Company”), and Ronald Kaufman of 5307 Windy Lake Drive Kingwood, TX 77345 (“Consultant”).

WHEREAS, Company is engaged in the business of, among other matters, providing a services to support peer-to-peer lending;

WHEREAS, the Company wishes to retain Consultant to perform legal services for the Company, and Consultant is willing to perform such services, all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERM

1.1	This Agreement shall commence on the Effective Date and shall continue thereafter for a period of one (1) month (the “Term”).

CONSULTING SERVICES

2.1
Scope of Services.  Company retains Consultant to provide  legal services as set forth in the attached Exhibit A (the ‘Consulting Services”).  The Consulting Services shall constitute the complete and exclusive scope of the services to be provided under this Agreement.  In the event that the parties mutually agree upon performance of additional consulting services, such additional services shall be described in a separate exhibit, including the fees to be paid, and performed pursuant to the terms and conditions of this Agreement.

2.2
Control. Consultant is not a partner of the Company but is an independent entity and shall have the sole control of the manner and means of performing its obligations hereunder. Neither party shall have any right, power, or authority to create any contract or obligation on behalf of, or binding upon the other party without the prior written consent of the other party.

2.3
Additional Services. This Agreement governs the Consulting Services specified herein only. It is understood and agreed by both parties that any other services shall be governed by a separate agreement entered into between Company and Consultant and shall be separate and totally independent of this Agreement.

RESOURCES

3.1
Required Resources. Company shall provide Consultant with any equipment software and software licenses, technical information, designs, or documentation reasonably required by Consultant to perform the Consulting Services under thisAgreement.

3.2
Personnel. Company shall ensure that competent personnel are available during normal working hours to provide information and other support to Consultantw while providing Consulting Services under this Agreement.

PAYMENT

4.1
Fees and Expenses. The Company shall pay to Consultant the fees set forth in Exhibit B. Company shall reimburse Consultant for documented reasonable out- of-pocket expenses incurred in connection with the Consulting Services within fifteen (15) days from receipt of invoice.  Consultant must obtain prior approval from Company for all expenses incurred by Consultant on behalf of Company and all out-of-pocket expenses in excess of $50 per week.  Consultant will provide the Company with a weekly summary of expenses incurred and submit invoices for such expenses monthly.

WARRANTIES

5.1
Consultant. Consultant warrants that (i) the Consulting Services will be performed by Consultant personnel and performed in a professional manner consistent with industry standards (ii) the Consulting Services, including any Work Product, shall be free and clear of all liens and encumbrances of any third party; and (iii) any Consulting Services or Work Product shall not infringe or misappropriate any patent, copyright or other similar proprietary right of a third party or otherwise violate the rights of a third party.

5.2	Mutual. Each party warrants to the other party that it has full power and authority to enter into and perform its obligations under this Agreement

5.3
Indemnification. Company shall indemnify, defend and hold Consultant harmless from and against any and all claims, liabilities, damages and expenses, including reasonable attorney fees, arising out of Company's breach of any of its representations, warranties and/or agreements made by Company.   In addition, Company shall defend, indemnify and hold Consultant harmless from and against any and all claims, liabilities, damages and expenses, including reasonable attorney fees (collectively, “Claims”), which arise out of, result from or are based upon any transaction entered into between Company and a third party involving the Work Product (defined below), provided that such Claims are not related to a breach by Consultant of its representations, warranties and covenants contained herein.

5.4	Insurance. Company has Officers and Director's insurance.

CONFIDENTIAL INFORMATION

6.1
Definition. Confidential Information shall include all information to which Consultant has access or is exposed to in the course of his work on behalf of the Company other than information that (a) is or becomes generally known to the public without breach of this Agreement by Consultant, or (b) is in the Consultant’s possession prior to its disclosure by the Company, or (c) is received by the Consultant from a third party having no obligation of confidentiality to the Company, or (d) is independently developed by the Consultant without breach of its obligations under this Section 7.

6.2
Use of Confidential Information. Each party agrees that with respect to the Confidential Information of the other party, during the term of this Agreement and thereafter, such party shall at all times maintain the confidentiality of the Confidential Information, using the same degree of care that such party uses to protect its own confidential information of a like nature; and shall not use, except in the performance of its obligations as set forth hereunder, or disclose to any third party any such Confidential Information, except as may be required by law or court order. Each party shall have caused its employees and/or contractors, who have access to such Confidential Information to execute a non-disclosure agreement obligating him/her to maintain the confidentiality of all Confidential Information disclosed hereunder.

TERMINATION

7.1
Termination. Either party may at its sole discretion and for its own convenience, terminate this Agreement, without further obligation, by providing the other party with thirty (30) days prior written notice of such convenience termination.

7.2
Return of Information. Upon termination of this Agreement under Section 8.1, or upon expiration of the Term, Consultant shall return to the Company all Confidential Information of the Company and any other information, data, software, documentation or equipment which the Company has supplied to the Consultant that may be in the Consultant's possession or control.

7.3	Transition. Following termination of this Agreement under Section 8.1, Consultant agrees to use his best efforts to continue to perform services hereunder for a reasonable transition period.

7.4	Survival Despite Termination. Notwithstanding any termination of this Agreement, the provisions of Sections 4, 5, 6, 7 and 9 shall survive.

LIMITED LIABILITY

8.1
EXCEPT FOR DAMAGES TO PERSONS AND/OR DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY CAUSED BY THE NEGLIGENT ACT OR OMISSION OF CONSULTANT, CONSULTANT'S TOTAL LIABILITY TO THE COMPANY SHALL BE LIMITED TO THE AMOUNTS PAID BY THE COMPANY TO CONSULTANT HEREUNDER. IN NO EVENT SHALL EITHER PARTY OR ITS AGENTS, PERSONNEL OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING LOST PROFITS, OR LOSS OF USE.

GOVERNING LAW

9.1
This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflicts of law principles. Any dispute arising from or related to this Agreement shall be resolved in binding arbitration, administered under the rules of  American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator.  Judgment on the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof.  The foregoing provided that temporary injunctive relief may be obtained to preventthe unauthorized disclosure or use of confidential information or other protected intellectual property pending resolution of such dispute in binding arbitration.

ASSIGNMENT

10.1
Neither party shall, without the written consent of the other party hereto, assign or transfer this Agreement or any of its rights or obligations hereunder; except that no such consent is needed for any assignment by the Company to a wholly owned or majority owned subsidiary of the Company or successor in interest to the Company  whether by merger, consolidation, sale of all or substantially all assets or otherwise.

WAIVERS AND REMEDIES

11.1
Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Any waiver in a particular instance shall not constitute a waiver of the same or different rights or breaches in any other instance. Failure, neglect or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not prejudice such party's right to take subsequent action.  Except as otherwise provided herein relating to exclusive remedies in certain situations, no exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

NOTICES

12.1
Any notice to be given hereunder shall be in writing and delivered personally or sent by facsimile transmission (provided a copy is contemporaneously sent by regular mail), registered or certified mail, postage prepaid, or overnight courier service, to the address or facsimile number set forth below the appropriate party's signature, or such other address or facsimile number as either party may designate in accordance with this Section. Notices shall be deemed received at the earlier of actual receipt, three (3) business days following mailing, one (1) business day after facsimile transmission (provided automatic confirmation of transmission is received by the sender) or one (1) business day after deposit with an overnight courier service.

SEVERABILITY

13.1
If any term, condition or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, then it is the intent of the parties that such arbitrator/court apply a rule of reasonableness and modify the provision in question so it will remain in effect to the greatest extent permitted by law. In the event an arbitrator/court finds such procedure to be inappropriate, then such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

SECTION HEADINGS

14.1	Section headings have been included in this Agreement merely for convenience orreference. They are not to be considered part of, or to be used in interpreting, thisAgreement.

ENTIRE AGREEMENT

15.1
This Agreement (including any exhibits, schedules or statements of work attached hereto) sets forth the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter, except that any previously executed confidentiality or non-disclosure agreement shall remain in effect. In the event of conflict between this Agreement and any exhibit, schedule or statement of work, the terms of the exhibit, schedule or statement of work shall take precedence. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that either party may use in connection with this Agreement will have any effect on the rights, duties, or obligations of the parties under, or otherwise modify, this Agreement, and each party hereby continuously objects to any such terms, provisions or conditions. This Agreement may only be amended by a writing signed by both parties.

WAIVER OF JURY

16.1
Each party knowingly and voluntarily waives any and all right to a trial by jury in any action or proceeding arising out of, under or in connection with this Agreement, or the relationship between the parties hereto.

COUNTERPARTS

17.1	This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed as of the date first above written.

Wikiloan, Inc.		Ronald Kaufman, Consultant

By:	/s/ Edward C. DeFeudis	By:	/s/ Ronald Kaufman
	Title: CFO		Title: Attorney at Law
	Address:		Address: 5307 Windy Lake Drive
Kingwood, TX 77345

EXHIBIT A

Work Product

Consultant will provide legal services for Company.

EXHIBIT B

Fees

Consultant will be paid 40,000 shares of common stock in one installment upon signature.